UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 3, 2021

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor

New York, New York 10019

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR B	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Multi-Year Outperformance Award Agreement

On June 3, 2021, Global Net Lease, Inc. (the “Company”) and its operating partnership, Global Net Lease Operating Partnership, L.P. (the “OP”), entered into the 2021 Advisor Multi-Year Outperformance Award Agreement (the “2021 OPP Agreement”) with the Company’s advisor, Global Net Lease Advisors, LLC (the “Advisor”). Pursuant to the 2021 OPP Agreement, the Advisor was granted an award of 2,500,000 units of limited partnership interest in the OP designated as “LTIP Units” (“LTIP Units”) under the 2021 Advisor Omnibus Incentive Compensation Plan of the Company (the “Advisor Plan”). As previously disclosed, on May 3, 2021, the Company’s independent directors, acting as a group, authorized the issuance of the award after the performance period under the award of LTIP Units made to the Advisor in 2018 expired on June 2, 2021, with the number of LTIP Units to be issued to the Advisor to be equal to the quotient of $50.0 million divided by the closing price of the Company’s common stock on June 2, 2021.

The LTIP Units may be earned and become vested based on the Company’s total shareholder return (“TSR”), including both share price appreciation and reinvestment of common stock dividends, compared to the closing price of the Company’s common stock on June 2, 2021 ($20.00), over a performance period commencing on June 3, 2021 and ending on the earliest of (i) June 3, 2024, (ii) the effective date of any Change of Control (as defined in the Advisor Plan) and (iii) the effective date of any termination of the Advisor’s service as the Company’s advisor.

With respect to one-half of the LTIP Units granted, the number of LTIP Units that become earned (if any) will be determined as of the last day of the performance period based on the Company’s achievement of absolute TSR levels as follows:

Performance Level (% of LTIP Units Earned)	Absolute TSR	Number of LTIP Units Earned
Below Threshold (0%)	Less than 24.0%	0
Threshold (25%)	24.0%	312,500
Target (50%)	30.0%	625,000
Maximum (100%)	36.0% or higher	1,250,000

If the Company’s absolute TSR is more than 24% but less than 30%, or more than 30% but less than 36%, the number of LTIP Units that become earned will be determined using linear interpolation as between those tiers, respectively.

With respect to the remaining one-half of the LTIP Units granted, the number of LTIP Units that become earned (if any) will be determined as of the last day of the performance period based on the difference (expressed in terms of basis points, whether positive or negative) between the Company’s absolute TSR on the last day of the performance period relative to the average TSR of a peer group consisting of Lexington Realty Trust, Office Properties Income Trust and W.P. Carey, Inc. as of the last day of the performance period as follows:

Performance Level (% of LTIP Units Earned)	Relative TSR Excess	Number of LTIP Units Earned
Below Threshold (0%)	Less than -600 basis points	0
Threshold (25%)	-600 basis points	312,500
Target (50%)	0 basis points	625,000
Maximum (100%)	+600 basis points or more	1,250,000

If the relative TSR excess is more than -600 basis points but less than zero basis points, or more than zero basis points but less than plus 600 basis points, the number of LTIP Units that become earned will be determined using linear interpolation as between those tiers, respectively.

In the case of a Change of Control or a termination of the Advisor for any reason, the number of LTIP Units that become earned will be calculated based on actual performance through the last trading day prior to the effective date of the Change of Control or termination (as applicable), with the hurdles for calculating absolute TSR prorated to reflect a performance period of less than three years but without prorating the number of LTIP Units that may become earned to reflect the shortened performance period.

Pursuant to the terms of the Advisor Plan, the LTIP Units will be administered by the Company’s board or a committee thereof, defined as the “Committee” in the Advisor Plan. Promptly following the performance period, the Committee will determine the number of LTIP Units earned (if any), as calculated by an independent consultant engaged by the Committee and as approved by the Committee in its reasonable and good faith discretion. The Committee also must approve the transfer of any LTIP Units or any units of limited partnership interest in the OP designated as “OP Units” (“OP Units”) into which LTIP Units may be converted in accordance with the terms of the agreement of limited partnership of the OP (as amended from time to time, the “Partnership Agreement”). Any LTIP Units that are not earned will automatically be forfeited effective as of the end of the performance period and neither the Company nor the OP will be required to pay any future consideration in respect thereof.

The rights of the Advisor as the holder of the LTIP Units are governed by the terms of the LTIP Units set forth in the Partnership Agreement. Holders of LTIP Units are entitled to distributions on the LTIP Units equal to 10% of the distributions made per OP Unit (other than distributions of sale proceeds) until the LTIP Units are earned. Distributions paid on OP Units are equivalent to dividends paid on the Company’s common stock. Distributions paid on LTIP Units are not subject to forfeiture, even if the LTIP Units are ultimately forfeited. The Advisor will be entitled to a priority catch-up distribution on each earned LTIP Unit equal to 90% of the aggregate distributions paid on OP Units during the applicable performance period. Any LTIP Units that are earned will become entitled to receive the same distributions paid on the OP Units. If and when the Advisor’s capital account with respect to an earned LTIP Unit is equal to the capital account balance of an OP Unit, the Advisor, as the holder of the earned LTIP Unit, in its sole discretion, will, in accordance with the Partnership Agreement, be entitled to convert the LTIP Unit into an OP Unit, which may in turn be redeemed on a one-for-one basis for, at the Company’s election, a share of the Company’s common stock or the cash equivalent thereof. In connection with the grant of the LTIP Units under the 2021 OPP Agreement, the Company, as the general partner of the OP, entered into an amendment to the Partnership Agreement (the “LPA Amendment”) to make certain clarifying revisions to the provisions related to distributions and tax allocations in the Partnership Agreement and to reflect changes in tax law.

The preceding summary of the 2021 OPP Agreement and the LPA Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the 2021 OPP Agreement and the LPA Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	2021 Advisor Multi-Year Outperformance Award Agreement, dated as of June 3, 2021, by and among Global Net Lease, Inc., Global Net Lease Operating Partnership, L.P. and Global Net Lease Advisors, LLC.
10.2	Eighth Amendment, dated as of June 3, 2021, to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated June 2, 2015.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Net Lease, Inc.

Date: June 4, 2021	By:	/s/ James L. Nelson
Name:	James L. Nelson
Title:	Chief Executive Officer and President